Exhibit 99.1
Hanmi Financial Corporation Announces Successful Closing of Offerings
LOS ANGELES, July 27, 2010 (GLOBE NEWSWIRE) — Hanmi Financial Corporation (Nasdaq: HAFC - News), the holding company for Hanmi Bank, today reported that it has successfully completed its rights and best efforts public offerings. Hanmi raised approximately $47 million in the rights offering and $73 million in the best efforts public offering, for an aggregate total raised in the offerings of $120 million.
“We are extremely pleased with the successful closing of the offerings, and we intend to use the proceeds to satisfy the bank regulatory requirement of contributing at least $100 million of the net proceeds from the offerings to Hanmi Bank by July 31,” stated Jay S. Yoo, President and Chief Executive Officer.
Cappello Capital Corp. acted as Hanmi’s financial advisor in connection with the rights offering and as its exclusive placement agent in connection with the best efforts public offering.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure on or about July 26, 2010 to close on any or all of the remaining amount available in the best efforts public offering; inability to consummate the proposed transaction (the “Transaction”) with Woori Finance Holdings Co. Ltd. (“Woori”) on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010; failure to receive regulatory or stockholder approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including attached as an Exhibit to a Current Report on Form 8-K filed with the SEC on June 18, 2010, and current and periodic reports filed with the U.S. Securities and

Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact

Hanmi Financial Corporation

BRIAN E. CHO	DAVID YANG
Chief Financial Officer	Investor Relations and Corporate Planning
(213) 368-3200	(213) 637-4798

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